UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

Neohydro Technologies Corp.

(Exact name of registrant as specified in its charter)

Nevada 000-53669 N/A

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number)

2200 Yarbrough Avenue, Suite B 305, El Paso TX 79925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 857-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 10, 2013, upon written consent of a majority of the shares of the Company, the following individuals were elected to the Board of Directors:

(1) Jason Woywod, 32, has deep roots in the hospitality industry with his father running some of Las Vegas' largest casinos since the 1960's. After receiving his bachelors in 2002 and masters degrees in 2006 from UNLV, Woywod worked up the ranks and is credited with record-breaking revenue increases and national expansions. These accomplishments led him to his current position as CEO and managing partner with Executive Gaming where he oversees all aspects of the day-to-day operations of several properties throughout Nevada. Born into the business, his years of experience and knowledge have provided him the ability to play an instrumental role in expanding the Executive Gaming brand.

Recently, Woywod has discovered his passion for the tech industry. He is currently utilizing his extensive background in the gaming industry to develop new concepts and trends in technology. Woywod believes that the merging of his experience and technology can help lead to successful platforms and is excited to bring this experience and knowledge to the Epoxy brand. When he's with his family, Woywod enjoys traveling, hiking and skiing. He's a Junior Olympic Swimming Champion and has won several Triathlon gold medals.

(2) John Harney has worked with, at, or owned, several businesses with success. He spent five years working backstage at Cirque du Soleil’s Mystere, as well as doing production and stage work for several other shows, movies, television and commercials. In 1999 Mr. Harney attended the Las Vegas Metropolitan Police Academy. In his 14+ years with the department, Harney has accrued a list of accomplishments including several high priority operations as a detective. In 2005 he promoted to the rank of Sergeant. He was quickly selected to operate as a detective sergeant with a clandestine operating unit. Aside from managing several high priority cases, resulting in large seizures and statistics, to include being recognized by a 3 star General of the U.S. Air Force for achievement, Harney was responsible for writing and implementing policy, preparing briefs and testifying before the county commission regarding laws and enforcement related to contemporary issues. Harney was a liaison between the agency and the water district during the implementation of the prescription drug disposal sites related to their "pain in the drain" program to lower the amount of pollutants in our water supply. He continues to mentor future leaders for the agency, using those skills he learned from leadership training seminars, management training and practical application with great success. During the past 6 years, Harney has worked as a real estate sales professional, achieving recognized levels of success with the companies he's worked for. In 2006, Harney opened a franchise quick service restaurant with his current business partner, Dave Gasparine.

In his personal time, Harney enjoys spending time with his twins. When he isn’t in his role as a deacon at his church, you can find Harney running the PTO at his children’s school, camping, hunting and staying active.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 11, 2013

Neohydro Technologies Corp.

By: /s/ David Gasprine

David Gasprine, President